UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934 (Amendment No.    )

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☐       Definitive Proxy Statement

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☐       Soliciting Material Pursuant to §240.14a-12

JOHN HANCOCK FUNDS II

(Name of Registrant as Specified in Its Charter)

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September 22, 2021

Please vote today

Your vote is critical!

Dear valued shareholder:

We at John Hancock Investment Management hope you and your family are safe and healthy during this unprecedented time. As a shareholder in the John Hancock Short Duration Credit Opportunities Fund (the “Target Fund”), you recently received a proxy communication via email or a proxy statement, summary prospectus and proxy card(s) in the mail in connection with the Special Meeting of Shareholders scheduled for October 27, 2021.

Shareholders are being asked to consider and approve an Agreement and Plan of Reorganization (the “merger”) between the Target Fund and the John Hancock Opportunistic Fixed Income Fund (the “Acquiring Fund”).

After careful consideration, the Board of Trustees (“Board”) unanimously recommends that you vote “FOR” the merger proposal. It is important you exercise your right to vote. Please take a moment to sign, date and mail the enclosed card in the prepaid envelope or follow the instructions below to vote by telephone or internet.

Vote by Phone by calling 1-833-290-2604 and speaking with a proxy voting specialist today.
Our representatives are available weekdays from 10 A.M. to 11 P.M. Eastern time. You may also call the toll-free number on the enclosed card and follow the prompts.
Vote by Internet by visiting the internet address on the enclosed card and following the instructions.
Vote by Mail by completing, signing, and dating the enclosed card and returning it in the enclosed prepaid return envelope.

Are there advantages to the proposed Merger?

The Target Fund’s Management and Board continually assess and review John Hancock’s lineup of mutual funds to ensure each fund continues to serve the best interests of its shareholders. The proposed merger is expected to have the potential to increase shareholder value for the following reasons:

•	There are beneficial economies of scale that are expected to reduce the combined fund’s expense ratios after waivers.
•	The proposed merger should allow shareholders in the Acquiring Fund to continue to be invested in a fund with similar investment objectives in a larger combined fund.
•	The John Hancock advisor team will continue to serve as the investment advisor to the Target Fund and Wellington Management, which is currently the Acquiring Fund’s investment sub-advisor, will continue to manage the combined fund.

Overall, the Board agreed with Management that you and your fellow shareholders will benefit if your Fund is merged into the Acquiring Fund.

Lastly, we have retained Di Costa Partners (“DCP”) to assist us with the proxy solicitation process. You may receive a telephone call from a DCP representative who will be able to answer any question you may have regarding the proxy and to assist you in voting. You can call DCP at 1-833-290-2604 during normal business hours, Monday – Friday, 10:00 A.M. – 11:00 P.M., Eastern if you have any questions regarding the proxy.

We appreciate you taking immediate action to vote your shares today!

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